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                                                                    Exhibit 99.2

                          ANNUAL SERVICER'S CERTIFICATE

                         CHASE MANHATTAN BANK USA, N.A.


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                      Chase Manhattan Grantor Trust 1996-B

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         The undersigned, a duly authorized representative of Chase Manhattan
Bank USA, N.A. ("Chase USA"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of September 1, 1996 (the "Pooling and Servicing Agreement") by and between Chase USA and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), does hereby certify that:

         1. A review of the activities of the Servicer during the period from January 1, 2000 until December 31, 2000 was conducted under my supervision.

         2. Based on such review, the Servicer has, to the best of my knowledge, fully performed in all material respects all its obligations, under the Pooling and Servicing Agreement throughout such period and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 3 below.

         3.   None.

         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 26th day of March 2001.



                                                     /s/ Keith Schuck
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                                                     Keith Schuck
                                                     Vice President